[ERNST & YOUNG LETTERHEAD]

Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-111280, 333-111281, and
333-111282) of our report dated April 2, 2004, with respect to consolidated financial statements and schedule of Conn’s, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2004.

Ernst & Young LLP

April 16, 2004